H A R T F O R D   F I R E   I N S U R A N C E   C O M P A N Y

                              HARTFORD, CONNECTICUT
                       FINANCIAL STATEMENT, JUNE 30, 2004
                                (Statutory Basis)


                 ASSETS                                                         LIABILITIES
U.S. Government Bonds.....................$          14,500,034  Reserve for Claims                         $
Bonds of Other Governments.................         370,610,641            and Claim Expense..........              5,522,467,588
State, County, Municipal and                                     Reserve for Unearned Premiums........              1,701,420,170
          Miscellaneous Bonds..............       4,348,743,765  Reserve for Taxes, License
          Stocks...........................       8,321,637,381            and Fees...................                100,830,491
Short Term Investments.....................         438,570,851  Miscellaneous Liabilities............              2,491,376,202
                                                                                                                ------------------
                                               -----------------
                                          $      13,494,062,672  TOTAL LIABILITIES....................      $       9,816,094,451
                                               -----------------                                                ------------------

Real Estate...............................$         114,677,909  Capital Paid In......$.........54,740,000
Cash.......................................         131,445,261  Surplus.....................8,504,573,718
                                                                                          ----------------
Agents' Balances (Under 90 Day[)]..........       2,403,358,141
Other Invested Assets......................         127,691,150  SURPLUS AS REGARDS POLICYHOLDERS.....      $       8,559,313,718
Miscellaneous..............................       2,104,173,035  TOTAL LIABILITIES, CAPITAL
                                               -----------------                                                ------------------
TOTAL ADMITTED ASSETS.....................$      18,375,408,168            AND SURPLUS................      $      18,375,408,169
                                               -----------------                                                ------------------


STATE OF CONNECTICUT       )
                           )
COUNTY OF HARTFORD         ) ss.
                           )
CITY OF HARTFORD           )

Donald J. LaValley, Assistant Vice-President, and Patricia A. Murrone, Assistant Secretary of the Hartford Fire Insurance Company, being duly sworn, each deposes and says that the foregoing is a true and correct statement of the said company's financial condition as of June 30, 2004.

Subscribed and sworn to before me this 18th day of August, 2004


                                 [Hartford seal]
                                /s/ Donald J. LaValley, Assistant Vice-President
                                    Donald J. LaValley, Assistant Vice-President
/s/ Patricia E. Davis
Notary Public                           /s/ Patricia A. Murrone
My Commission Expire September 30, 2007 Patricia A. Murrone, Assistant Secretary

FORM CS-19-37 HF Printed in U.S.A.